UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) October 20,
2020
(October 20, 2020)

Commission File Number	Name of Registrants, State of Incorporation, Address Of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification No.
001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

002-97230	Texas-New Mexico Power Company	75-0204070
(A Texas Corporation)
577 N. Garden Ridge Blvd.
Lewisville, Texas 75067
(972) 420-4189

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 40.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of exchange on which registered
PNM Resources, Inc.	Common Stock, no par value	PNM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
On October 20, 2020, PNM Resources, Inc., a New Mexico corporation (“PNMR”), Avangrid, Inc. (“Avangrid”), a New York corporation, and NM Green Holdings, Inc., a New Mexico corporation and wholly-owned subsidiary of Avangrid (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into PNMR (the “Merger”), with PNMR surviving the Merger as a direct wholly-owned subsidiary of Avangrid.
Pursuant to the Merger Agreement, each issued and outstanding share of the common stock of PNMR (“PNMR common stock”) (other than (i) the issued shares of PNMR common stock that are owned by Avangrid, Merger Sub, PNMR or any wholly-owned subsidiary of Avangrid or PNMR, which will be automatically cancelled at the time the Merger is consummated (the “Effective Time”) and (ii) shares of PNMR common stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of, or consented in writing to, the Merger who is entitled to, and who has demanded, payment for fair value of such shares) will, at the Effective Time, be converted into the right to receive $50.30 in cash (the “Merger Consideration”).
The proposed Merger has been unanimously approved by the boards of directors of PNMR, Avangrid and Merger Sub. Consummation of the Merger (the “Closing”) is subject to the satisfaction or waiver of certain customary closing conditions, including, without limitation, the approval of the Merger Agreement by the holders of at least a majority of the outstanding shares of PNMR common stock entitled to vote thereon, the absence of any material adverse effect on PNMR, the receipt of certain required regulatory approvals (including the Public Utility Commission of Texas (PUCT), the New Mexico Public Regulation Commission (NMPRC), the Federal Energy Regulatory Commission (FERC), the Federal Communications Commission (FCC), the Committee on Foreign Investment in the United States (CFIUS), the Nuclear Regulatory Commission (NRC) and under the Hart-Scott-Rodino Antitrust Improvements Act of 1976), the Four Corners Divestiture Agreements (as defined below) being in full force and effect and all applicable regulatory filings associated therewith being made, as well as holders of no more than 15% of the outstanding shares of PNMR common stock validly exercising their dissenters’ rights. The Merger is currently expected to close in the second half of 2021.
The Merger Agreement also contains representations, warranties and covenants of PNMR, Avangrid and Merger Sub which are customary for transactions of this type. Each of PNMR and Avangrid has agreed to various customary covenants and agreements, including, in the case of PNMR, covenants to conduct its business in the ordinary course consistent with past practice, except for certain actions in response to the
COVID-19
pandemic, during the period between the execution of the Merger Agreement and the Closing and not to engage in certain kinds of transactions during this period without Avangrid’s consent. PNMR has also agreed to a non-solicitation
covenant restricting its ability to solicit or enter into discussions or negotiations concerning proposals relating to alternative business combination transactions, subject to certain limited exceptions set forth in the Merger Agreement. In addition, the Merger Agreement contains a covenant requiring PNMR to, prior to the Closing, enter into agreements (the “Four Corners Divestiture Agreements”) providing for, and to make filings required to, exit from all ownership interests in the Four Corners Power Plant, all with the objective of having the closing date for such exit be not later than December 31, 2024.
In connection with the Merger, Iberdrola, S.A., a corporation organized under the laws of the Kingdom of Spain, which owns 81.5% of the outstanding common stock of Avangrid (“Iberdrola”), has provided Avangrid a commitment letter, whereby Iberdrola has unilaterally agreed to provide to Avangrid, or arrange the provision to Avangrid of, funds to the extent necessary for Avangrid to consummate the Merger, including the payment of the Merger Consideration. The specific terms of any transaction effecting such funding commitment will be negotiated between Iberdrola and Avangrid on an arm’s length basis and must be approved by both (i) a majority of the members of the unaffiliated committee of the board of directors of Avangrid, and (ii) the entire board of directors of Avangrid. Under the terms of such commitment letter, Iberdrola has agreed to negotiate with Avangrid the specific terms of any transaction effecting such funding commitment promptly and in good faith, with the objective that such terms shall be commercially reasonable and approved by Avangrid. Avangrid and Merger Sub’s obligations under the Merger Agreement are not conditioned upon Avangrid obtaining financing.
The Merger Agreement provides that under limited specified circumstances, the board of directors of PNMR may change its recommendation in respect of the Merger prior to the receipt of shareholder approval if it determines that an alternative acquisition proposal constitutes a Superior Proposal (as defined in the Merger Agreement) or if an event or circumstance (other than an acquisition proposal or an action taken pursuant to regulatory approval covenants) that is material, first becomes known to the board of directors of PNMR after the execution of the Merger Agreement and affects or would reasonably be expected to affect the business of PNMR and its subsidiaries, taken as a whole, or the shareholders of PNMR (including the benefits of the Merger to the shareholders of PNMR), in which case Avangrid shall have the right to terminate the Merger Agreement and receive the PNMR Termination Fee (as defined below).
The Merger Agreement may be terminated by each of PNMR and Avangrid under certain circumstances, including if the Merger is not consummated by January 20, 2022 (subject to a three-month extension by either party if all of the conditions to the Closing, other than the conditions related to obtaining regulatory approvals, have been satisfied or waived). The Merger Agreement also provides for other customary termination rights for both Avangrid (including if the board of directors of PNMR changes its recommendation in respect of the Merger) and PNMR. The Merger Agreement further provides that, upon termination of the Merger Agreement under certain specified circumstances (including if Avangrid terminates the Merger Agreement due to a change in recommendation of the board of directors of PNMR or if PNMR terminates the Merger Agreement to accept a Superior Proposal), PNMR will be required to pay Avangrid a termination fee of $130 million (“PNMR Termination Fee”). In addition, the Merger Agreement provides that (i) if the Merger Agreement is terminated by either party due to a failure of a regulatory closing condition and such failure is the result of Avangrid’s breach of its regulatory covenants, or (ii) Avangrid fails to effect the Closing when all closing conditions have been satisfied and it is otherwise obligated to do so under the Merger Agreement, then, in either such case, upon termination of the Merger Agreement, Avangrid will be required to pay PNMR a termination fee of $184 million as the sole and exclusive remedy. Upon the termination of the Merger Agreement under certain specified circumstances involving a breach of the Merger Agreement, either PNMR or Avangrid will be required to reimburse the other party’s reasonable and documented out-of-pocket
fees and expenses up to $10 million (which amount will be credited toward, and offset against, the payment of any applicable termination fee).
The foregoing description of certain provisions of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement which is filed as Exhibit 2.1, and is incorporated herein by reference.
The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about PNMR, Avangrid, Merger Sub, Iberdrola or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in PNMR’s, Avangrid’s, or Iberdrola’s public disclosures.
PNMR Merger Backstop Facilities
On October 20, 2020, and in connection with the execution of the Merger Agreement, PNMR entered into (i) a new $300 million
364-day
revolving credit facility (the “Merger Backstop Revolving Facility”) and (ii) a new $50 million
364-day
delayed-draw term loan credit facility (the “Merger Backstop Term Loan” and, together with the Merger Backstop Revolving Facility, the “Merger Backstop Facilities”), each among PNMR, the lenders party thereto, and MUFG Bank, Ltd., as administrative agent. (the “Backstop Lender”). The Merger Backstop Revolving Facility is available to provide liquidity to refinance the PNMR revolving credit facility in the event PNMR is unable to obtain the required amendments from the applicable lenders waiving the Event of Default under the PNMR revolving credit facility triggered by the signing of the Merger Agreement (as discussed below under Item 2.04), and the Merger Backstop Term Loan is available to provide liquidity to refinance any of the applicable PNMR term loan or,
Texas-New
Mexico Power Company (“TNMP”) and PNMR Development and Management Company (“PNMR Development”) credit facilities in the event PNMR, TNMP and PNMR Development are unable to obtain one or more of the required amendments from the applicable lenders waiving the Event of Default triggered by the signing of the Merger Agreement (as discussed below under Item 2.04) and to fund other corporate purposes.

The Merger Backstop Revolving Facility expires on the earliest of the closing of the Merger, the date PNMR obtains the required waivers waving the Event of Default under the PNMR revolving credit facility and October 19, 2021, and bears interest at a variable rate based on a pricing grid. The Merger Backstop Term Loan matures on the earliest of (i) the closing of the Merger and (ii) October 19, 2021, and bears interest at a variable rate based on a pricing grid. PNMR must pay interest on its borrowings under the Merger Backstop Facilities from time to time following funding and must repay all amounts on or before the respective maturity dates. The Merger Backstop Facilities consistent with PNMR’s current credit facilities contain “ratings triggers” for pricing purposes only. If PNMR is downgraded or upgraded by the ratings agencies, the result would be an increase or decrease in interest cost.
Borrowings under the Merger Backstop Facilities are conditioned on the ability of PNMR to make certain representations. The Merger Backstop Facilities include customary covenants, including requirements to maintain a maximum consolidated debt-to-consolidated
capitalization ratio of less than or equal to 0.70 to 1.00. The Merger Backstop Facilities include customary events of default and have cross default provisions and change of control provisions. If an event of default occurs, the administrative agent may, or upon the request and direction of lenders holding a specified percentage of the commitments shall, terminate the obligations of the lenders to make loans under the Merger Backstop Facilities, and the obligations of the issuing banks to issue letters of credit, and/or declare the obligations outstanding under the Merger Backstop Facilities to be due and payable. Such termination and acceleration will occur automatically in the event of an insolvency or bankruptcy default.
It is anticipated that if PNMR must draw upon the Merger Backstop Facilities then some or all of the Merger Backstop Facilities will be replaced or repaid by PNMR through one or a combination of the following: issuance of debt securities, other securities or borrowings under one or more credit facilities. PNMR has paid certain customary fees and expenses in connection with obtaining the Merger Backstop Facilities.
The Backstop Lender performs normal banking (including as a lender under other facilities) and investment banking and advisory services from time to time for PNMR and its affiliates, for which it receives customary fees and expenses.
The foregoing summary of the Merger Backstop Facilities and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the Merger Backstop Revolving Facility and the Merger Backstop Term Loan attached hereto as Exhibits 10.1 and 10.2, respectively, which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
PNMR, TNMP and PNMR Development Credit Agreements Event of Default due to Change of Control
The execution of the Merger Agreement constitutes a “Change of Control” under the following outstanding PNMR,
Texas-New
Mexico Power Company (“TNMP”) and PNMR Development and Management Company (“PNMR Development”) credit facilities:

•	$300.0 million revolving credit agreement, as amended, among PNMR, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent, maturing October 31, 2023;

•	$150.0 million term loan agreement, as amended, among PNMR, the lenders party thereto, and MUFG Bank, Ltd., as administrative agent, maturing June 11, 2021;

•	$50.0 million PNMR term loan agreement, as amended, between PNMR and Bank of America, N.A., as sole lender, maturing December 21, 2020;

•	$30.3 million letter of credit facility between PNMR and JPMorgan Chase Bank N.A., expiring October 21, 2020;

•	$30.3 million standby letter of credit facility between PNMR and Wells Fargo Bank National Association;

•
$75 million revolving credit agreement, as amended, among TNMP, the lenders identified therein and KeyBank National Association, as administrative agent, maturing September 23, 2022 (the “TNMP Revolver”);

•	$40 million revolving credit agreement, as amended, among PNMR Development and Wells Fargo Bank National Association, as lender, maturing February 23, 2021; and

•	$90 million term loan agreement, as amended, among PNMR Development and KeyBank, N.A., as administrative agent and sole lender, maturing November 26, 2020
(collectively, the “Credit Agreements”).
Under each of the Credit Agreements, a “Change of Control” constitutes an “Event of Default,” pursuant to which the lenders parties thereto have the right to accelerate the indebtedness under the Credit Agreements. PNMR, TNMP and PNMR Development are currently negotiating with the lenders to each of the Credit Agreements to amend each of the Credit Agreements to obtain a waiver of the Event of Default, although there can be no assurance that such waivers will be obtained.
TNMP $750 million FMBs Bond Repurchase Event
TNMP has $750 million of outstanding First Mortgage Bonds (“TNMP FMBs”) that include a “Bond Repurchase Event” provision. If TNMP is unable to obtain the amendment waiving the Event of Default under the TNMP Revolver within 15 calendar days of the signing the Merger Agreement, a “Bond Repurchase Event” will occur. If a “Bond Repurchase Event” occurs and is continuing, TNMP must repurchase the TNMP FMBs for a purchase price equal to the aggregate principal amount of the TNMP FMBs then outstanding, plus all accrued and unpaid interest thereon and a make-whole amount determined for the Bond Repurchase Event date with respect to such principal amount. TNMP is currently negotiating with the lenders under the TNMP Revolver to obtain a waiver of the Event of Default in order to avoid a Bond Repurchase Event, although there can be no assurance that such waiver will be obtained. If TNMP determines that it will be unable to obtain such waiver, it intends to draw upon the Merger Backstop Facilities and pay off the TNMP Revolver to prevent any Bond Repurchase Event from occurring.
TNMP FMBs Change in Control Offer to Prepay
The $750 million of outstanding TNMP FMBs obligate TNMP to offer to prepay within 30 days following the signing of the Merger Agreement all of the $750 million TNMP FMBs at one-hundred
percent (100%) of the principal amount of the TNMP FMBs, plus all accrued and unpaid interest thereon, but without any make-whole amount or other premium (the “Offer to Prepay”). TNMP will make such Offer to Prepay the TNMP FMBs in accordance with the terms of the TNMP FMBs. Holders of such TNMP FMBs are not required to tender their TNMP FMBs and may accept or reject such Offer to Prepay. The information in this Current Report on Form
8-K
is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. The Offer to Prepay will be made only pursuant to an Offer to Prepay, which set forth the terms and conditions of the Offer to Prepay.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
PNMR Revised Officer Retention Plan (“Revised Retention Plan”)
PNMR maintains an Officer Retention Plan (the “Retention Plan”) which provides PNMR’s named executive officers with benefits if their employment is terminated, under certain circumstances, within 24 months following a change in control with respect to PNMR. The Retention Plan was discussed in detail beginning on page 65 of PNMR’s definitive proxy statement on Schedule 14A relating to its 2020 annual meeting of shareholders, which was filed with the Securities and Exchange Commission on March 31, 2020.
In connection with the execution of the Merger Agreement, certain amendments were made to the Retention Plan set forth in the Revised Retention Plan. Such amendments include: (i) clarifying that a participant must execute a restrictive covenant agreement within 90 days after being notified of his or her eligibility to participate in the Retention Plan and again within 90 days after later being notified of his or her eligibility to participate in the Retention Plan as a Tier I or Tier II officer, (ii) confirming that a participant will not receive the special payment under the Retention Plan equal to the target award the participant otherwise might have received under the Officer Annual Incentive Plan if the participant is entitled to receive a payment under the Officer Annual Incentive Plan for the year in which the participant’s employment is terminated, and (iii) making certain other compliance changes for tax purposes.
The foregoing summary of the Revised Retention Plan does not purport to be complete and is subject to, and qualified in its entirety by, the Revised Retention Plan attached hereto as Exhibit 10.3, which is incorporated herein by reference.

Item 8.01	Other Events.
On October 21, 2020, PNMR issued a press release announcing the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form
8-K
and is incorporated into this Item 8.01 by reference.
PNMR will discuss the Merger during a live conference call and audio webcast on October 21, 2020, beginning at 11:00 a.m. Eastern time. Investors and analysts can participate in the live conference call by pre-registering using the following link to receive a special dial-in number and PIN:
http://dpregister.com/10149441
. Telephone participants who are unable to pre-register may participate in the live conference call by dialing (877) 276-8648 or (412) 317-5474.
A copy of PNMR’s investor presentation for the webcast conference call is filed hereto as Exhibit 99.2 hereto and incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of October 20, 2020, by and among PNM Resources, Inc., Avangrid, Inc. and NM Green Holdings, Inc.

10.1	Merger Backstop Revolving Facility, dated as of October 20, 2020, by and among PNM Resources, Inc., the lenders party thereto and MUFG Bank, Ltd., as administrative agent.

10.2	Merger Backstop Term Loan, dated as of October 20, 2020, by and among PNM Resources, Inc., the lenders party thereto and MUFG Bank, Ltd., as administrative agent.

10.3	PNM Resources, Inc. Revised Officer Retention Plan, dated as of October 20, 2020.

99.1	Press Release issued by PNM Resources, Inc. on October 21, 2020.

99.2	Investor Presentation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
Forward-Looking Statements
Statements made in this Current Report on Form
8-K
for PNMR that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally include statements regarding the potential transaction between PNMR and Avangrid, including any statements regarding the expected timetable for completing the potential Merger, the ability to complete the potential Merger, the expected benefits of the potential Merger, projected financial information, future opportunities, and any other statements regarding PNMR’s and Avangrid’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. Neither Avangrid nor PNMR assumes any obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, Avangrid and PNMR caution readers not to place undue reliance on these statements. Avangrid’s and PNMR’s business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond its control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see PNMR’s Form
10-K
and Form
10-Q
filings and the information filed on PNMR’s Forms
8-K
with the Securities and Exchange Commission (the “SEC”), which factors are specifically incorporated by reference herein and the risks and uncertainties related to the proposed Merger with Avangrid, including, but not limited to: the expected timing and likelihood of completion of the pending Merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the pending Merger that could reduce anticipated benefits or cause the parties to abandon the transaction, the failure by Avangrid to obtain the necessary financing arrangement set forth in commitment letter received in connection with the Merger, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the possibility that PNMR’s shareholders may not approve the Merger Agreement, the risk that the parties may not be able to satisfy the conditions to the proposed Merger in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed Merger, and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of PNMR to retain and hire key personnel and maintain relationships with its customers and suppliers, and on its operating results and businesses generally. Other unpredictable or unknown factors not discussed in this communication could also have material adverse effects on forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.
Additional Information
The proposed business combination transaction between PNMR and Avangrid will be submitted to the shareholders of PNMR for their consideration. PNMR will file a proxy statement and other documents with the SEC regarding the proposed business combination transaction. This document is not a substitute for the proxy statement or any other document which PNMR may file with the SEC and send to PNMR’s shareholders in connection with the proposed business combination transaction. INVESTORS AND SECURITY HOLDERS OF PNMR ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from PNMR’s website (https://www.pnmresources.com/) under the tab “Investor” and then under the heading “SEC Filings.”
Participants in the Solicitation
PNMR, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC. Information about PNMR’s directors and executive officers is set forth in its definitive proxy statement for its 2020 Annual Meeting of Shareholders, which was filed with the SEC on March 31, 2020, and its Form
10-K
filed with the SEC on March 2, 2020. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement and other relevant materials PNMR intends to file with the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PNM RESOURCES, INC. (Registrant)

Date: October 20, 2020	By:	/s/ Henry E. Monroy
	Name:	Henry E. Monroy
	Title:	Vice President and Corporate Controller